NEWS RELEASE

Lourenco Goncalves Appointed Chairman, President and Chief Executive Officer of Cliffs Natural Resources Inc.

CLEVELAND – Aug. 7, 2014 – Cliffs Natural Resources Inc. (NYSE: CLF) today announced that the Company's Board of Directors has appointed Lourenco Goncalves to the positions of Chairman, President and Chief Executive Officer, effective immediately.

"I am honored by the opportunity to lead Cliffs into its next chapter, with a keen focus on improving performance and restoring shareholder value," said Mr. Goncalves. "Cliffs has a unique position of strength in iron ore in the Great Lakes region, many valuable assets in other sectors elsewhere in the US and around the world, and talented employees at all levels of the company. I look forward to working closely with all of my fellow Directors to refocus Cliffs on a new strategic path that builds on those strengths, and I am grateful to my fellow shareholders for the vote of confidence they have placed in us. While there is much to be done and many challenges ahead of us, there is also much promise. I can assure all of our stakeholders we are hitting the ground running."

Mr. Goncalves replaces Jim Kirsch who served as Chairman since July 2013, and Gary Halverson who served as CEO since February 2014.

Richard K. Riederer, who has been a Director of the Company since 2002 and was re-elected at this year's Annual Meeting, added, "I look forward to working with the new Board and management team. The Company wishes to thank Gary Halverson for his contributions to Cliffs as CEO. We also extend our thanks to Jim Kirsch for his service as Chairman of our Board and wish him well in his future endeavors."

Mr. Goncalves' brings more than 30 years of experience in the metals and mining industries, as well as extensive Board experience in the United States and abroad. Mr. Goncalves served as Chairman of the Board, President and Chief Executive Officer of Metals USA Holdings Corp., a leading American manufacturer and processor of steel and other metals, from May 2006 through April 2013, and was President, Chief Executive Officer and a director of the company since February 2003. Mr. Goncalves also served as a board member of Ascometal SAS, a manufacturer of special steel headquartered in Paris, France, from October 2011 to April 2014. Prior to Metals USA, Mr. Goncalves served as President and Chief Executive Officer of California Steel Industries, Inc. from March 1998 to February 2003. From 1981 to 1998 he was employed by Companhia Siderúrgica Nacional, a leading steel and mining company in Brazil, where he held several positions in operations and sales.

Mr. Goncalves earned a Masters of Science degree in Metallurgical Engineering from the Federal University of Minas Gerais in Belo Horizonte, Brazil and a Bachelor's degree in Metallurgical Engineering from the Military Institute of Engineering in Rio de Janeiro, Brazil.

About Cliffs Natural Resources Inc.
Cliffs Natural Resources Inc. is an international mining and natural resources company. The Company is a major global iron ore producer and a significant producer of high-and low-volatile metallurgical coal. Cliffs' strategy is to continually achieve greater scale and diversification in the mining industry through a focus on serving the world's largest and fastest growing steel markets. Driven by the core values of social, environmental and capital stewardship, Cliffs associates across the globe endeavor to provide all stakeholders operating and financial transparency.

The Company is organized through a global commercial group responsible for sales and delivery of Cliffs' products and a global operations group responsible for the production of the minerals the Company markets. Cliffs operates iron ore and coal mines in North America and an iron ore mining complex in Western Australia.

News releases and other information on the Company are available on the Internet at: http://www.cliffsnaturalresources.com

Forward-Looking Statements
This release contains forward-looking statements within the meaning of the federal securities laws. Although the Company believes that its forward-looking statements are based on reasonable assumptions, such statements are subject to risks and uncertainties relating to Cliffs' operations and business environment that are difficult to predict and may be beyond Cliffs' control. Such uncertainties and factors may cause actual results to differ materially from those expressed or implied by forward-looking statements for a variety of reasons including without limitation: trends affecting our financial condition, results of operations or future prospects, particularly the continued volatility of iron ore and coal prices; our actual levels of capital spending; uncertainty or weaknesses in global economic conditions, including downward pressure on prices, reduced market demand and any slowing of the economic growth rate in China; our ability to successfully integrate acquired companies into our operations and achieve post-acquisition synergies, including without limitation, Cliffs Quebec Iron Mining Limited (formerly Consolidated Thompson Iron Mining Limited); our ability to successfully identify and consummate any strategic investments and complete planned divestitures; the outcome of any contractual disputes with our customers, joint venture partners or significant energy, material or service providers or any other litigation or arbitration; the ability of our customers and joint venture partners to meet their obligations to us on a timely basis or at all; our ability to reach agreement with our iron ore customers regarding any modifications to sales contract provisions; the impact of price-adjustment factors on our sales contracts; changes in sales volume or mix; our actual economic iron ore and coal reserves or reductions in current mineral estimates, including whether any mineralized material qualifies as a reserve; the impact of our customers using other methods to produce steel or reducing their steel production; events or circumstances that could impair or adversely impact the viability of a mine and the carrying value of associated assets; the results of prefeasibility and feasibility studies in relation to projects; impacts of existing and increasing governmental regulation and related costs and liabilities, including failure to receive or maintain required operating and environmental permits, approvals, modifications or other authorization of, or from, any governmental or regulatory entity and costs related to implementing improvements to ensure compliance with regulatory changes; our ability to cost-effectively achieve planned production rates or levels; uncertainties associated with natural disasters, weather conditions, unanticipated geological conditions, supply or price of energy, equipment failures and other unexpected events; adverse changes in currency values, currency exchange rates, interest rates and tax laws; availability of capital and our ability to maintain adequate liquidity and successfully implement our financing plans; our ability to maintain appropriate relations with unions and employees and enter into or renew

collective bargaining agreements on satisfactory terms; risks related to international operations; availability of capital equipment and component parts; the potential existence of significant deficiencies or material weakness in our internal control over financial reporting; problems or uncertainties with productivity, tons mined, transportation, mine-closure obligations, environmental liabilities, employee-benefit costs and other risks of the mining industry; and other factors and risks that are set forth in the Company's most recently filed reports with the U.S. Securities and Exchange Commission (the "SEC"). The information contained herein speaks as of the date of this release and may be superseded by subsequent events. Except as may be required by applicable securities laws, we do not undertake any obligation to revise or update any forward-looking statements contained in this release.

Contacts:

Patricia Persico
Director, Global Communications
(216) 694-5316

Matt Benson/Alexandra LaManna
Sard Verbinnen and Co
(212) 687-8080